Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (No. 333-160715) on Form S-3 and Form S-8 (No. 333-159074) of F&M Bank Corp. and subsidiaries of our reports, dated March 16, 2018, relating to our audits of the consolidated financial statements and internal control over financial reporting, appearing in the Annual Report on Form 10-K of F&M Bank Corp. and subsidiaries for the year ended December 31, 2017.

/s/ Yount, Hyde & Barbour, P.C.

Winchester, Virginia
March 16, 2018